VALHI DECLARES REGULAR QUARTERLY CASH DIVIDEND AND SPECIAL DIVIDEND OF TIMET COMMON STOCK

DALLAS, TEXAS . . . February 28, 2007 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared:

•	a regular quarterly cash dividend; and

•	a special dividend in the form of shares of Titanium Metals Corporation (“TIMET”) common stock (NYSE: TIE) owned by Valhi.

Regular Quarterly Cash Dividend

Valhi announced that its board of directors has declared a regular quarterly cash dividend of ten cents ($0.10) per share on its common stock, payable on March 30, 2007 to stockholders of record at the close of business on March 12, 2007.

Special Dividend of TIMET Common Stock

Valhi’s board of directors also has declared a special dividend to its stockholders to be paid in the form of shares of TIMET common stock owned by Valhi. This special dividend is payable on March 26, 2007 to Valhi’s stockholders of record at the close of business on March 12, 2007. As a result of this special dividend declaration:

•	Valhi will distribute approximately 56.8 million shares of TIMET common stock, representing approximately 35.1% of the outstanding TIMET common stock; and

•
each Valhi stockholder will receive approximately 0.48 of a share of TIMET common stock for each share of Valhi common stock outstanding on March 12, 2007 and cash in lieu of any resulting fractional share of TIMET common stock.

The exact ratio of a share of TIMET common stock to be received in the special dividend per share of Valhi common stock will be determined on the record date.

Valhi has been advised that a “when issued” public market for Valhi common stock will begin some time before the record date on the New York Stock Exchange and continue through the payment date under the symbol “VHI wi.” “When issued” refers to buying Valhi common stock shares without the TIMET shares to be received upon the payment date.

Immediately after the payment of the special dividend, Contran Corporation and its subsidiaries and related parties will continue to own approximately 51.9% of the outstanding TIMET common stock compared to the approximately 53.8% held prior to the special dividend, in each case assuming the full conversion of any TIMET 6¾% series A preferred stock held by such entities or parties. In making its determination to distribute the TIMET shares, the Valhi board of directors determined that Valhi’s ownership interest in TIMET had not been adequately reflected in the market value of Valhi common stock and that the dividend of TIMET common stock is in the best interests of all of Valhi’s stockholders.

Any holder who sells shares of Valhi common stock in the “regular way” market on or before the payment date may be selling the right to receive the special dividend of shares of TIMET common stock. Holders of Valhi common stock are encouraged to consult with their financial advisor regarding the specific implications of selling Valhi common stock on or before the payment date.

Tax Matters

Subject to the determination of Valhi’s 2007 year-end earnings and profits, the federal income tax treatment to a Valhi stockholder of the special dividend and regular quarterly cash dividends (the “distributions”) will be as follows:

•	The amount of the distributions will be the value on the payment date of the TIMET shares and cash received by a Valhi stockholder;

•	The distributions will be taxable as dividend income to the extent of Valhi’s current or accumulated earnings and profits;

•
If the distributions exceed Valhi’s current or accumulated earnings and profits, they will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in such stockholder’s Valhi stock;

•	Any remaining portion of the distributions will be treated as a capital gain; and

•
If a stockholder receives cash in lieu of a fractional share of TIMET common stock, such holder may recognize short-term capital gain or loss equal to the difference between the cash received and the portion of the value of TIMET common stock that is allocable to the fractional share.

Valhi currently believes that a majority, if not all, of the distributions will likely be considered either a non-taxable return of capital and/or a capital gain. However, if any or all of the distributions were to be treated as a dividend for federal income tax purposes, such dividend could be considered an “extraordinary dividend” for Valhi stockholders that are corporations, which could result in a reduction to such corporate stockholders’ tax basis in their Valhi stock. The specific tax treatment of the distributions will not be determined until after December 31, 2007. Each stockholder should receive a Form 1099 or a letter from Valhi reporting the appropriate tax treatment. Holders of Valhi common stock are urged to consult with their tax advisor as to their specific tax treatment of the distributions.

Valhi is a member of the consolidated U.S. federal tax group of which Contran Corporation is the parent company. As a member of the Contran tax group and pursuant to a tax policy between Valhi and Contran, Valhi computes its provision for U.S. income taxes on a separate company basis using tax elections made by Contran and makes payments to Contran or receives payments from Contran in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran tax group but instead had been a separate taxpayer.

Upon the payment of the special dividend and pursuant to the tax policy between Valhi and Contran, Valhi will incur a tax obligation to Contran equal to the market value on the payment date of the TIMET common stock shares distributed less Valhi’s tax basis in such shares, which obligation is estimated to be approximately $622 million based on the closing sales price for a share of TIMET common stock on February 27, 2007. In order to settle this obligation to Contran, Valhi and Contran have agreed that concurrently with the payment of the special dividend, Valhi will issue to Contran 5,000 shares of a new issue of Valhi 6% series A preferred stock having an aggregate liquidation preference equal to the actual tax obligation created by the special dividend.

Valhi

Valhi is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

Forward Looking Statements

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “will,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategy or trends. Although Valhi believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties, including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, changes in global productive capacity, changes in customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions, operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the ultimate resolution of pending or possible future lead pigment litigation and legislative developments related to the lead paint litigation, the outcome of other litigation, and other risks and uncertainties detailed in the Valhi’s Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Valhi disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

* * * * *